AGREEMENT  OF  ASSIGNMENT  OF REAL  ESTATE SALE  AGREEMENT  (the
"Assignment Agreement") entered into this 26th day of April, 1996, between BRYMER, L.P., a Pennsylvania limited partnership ("Contract Vendee"), having an office c/o 443 South Gulph Road, King of Prussia, Pennsylvania 19406 and CAL-TREE REALTY ASSOCIATES L.P. ("Assignee"), a Pennsylvania limited partnership having an office c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016.

                              W I T N E S S E T H:

                WHEREAS, as of the 2nd day of February, 1996, an Agreement of Sale and Purchase was entered into between Adwin Realty Company and LBA Associates, as seller (collectively, "Seller") and Contract Vendee covering the purchase and sale of premises known as 1400 Providence Road, Media, Delaware County, Pennsylvania and more particularly described in Exhibit "A" annexed hereto ("Premises"), which Agreement of Sale and Purchase was amended by a certain Amendment to Agreement of Sale and Purchase between Seller and Contract Vendee dated May 2, 1996 (collectively, the "Sales Agreement"); and

                WHEREAS, Contract Vendee is desirous of assigning to Assignee all of the right, title and interest of Contract Vendee in and to the Sales Agreement; and

                WHEREAS, the parties agree that any capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Sales Agreement.

                NOW, THEREFORE, in consideration of the Premises and the mutual covenants expressed herein, the parties hereto hereby agree as follows:

                1.  ASSIGNMENT OF SALES AGREEMENT; ASSIGNMENT PRICE.

                (a) Contract Vendee agrees to assign to Assignee the Sales Agreement, which assignment shall be effective as of the Closing (as defined below), on the terms and conditions set forth below, pursuant to the Assignment of Sales Agreement (the "Assignment") annexed hereto as Exhibit "B".

                (b) The assignment price payable to Contract Vendee on account of this Assignment Agreement is of Six Million ($6,000,000.00) Dollars (the "Assignment Price"), payable as follows:

                       (i) Two Hundred Fifty Thousand and XX/100 Dollars ($250,000.00) (the "Deposit") to be paid to First American Title Insurance Company (the "Escrow Agent") by wire transfer of immediately available funds received by Escrow Agent on or before April 29, 1996, which Deposit shall be held in escrow in accordance with the provisions hereinafter set forth; and

                       (ii) Five Million Five Hundred Seventy Thousand ($5,750,000.00) Dollars at Closing (as defined below), by wire transfer of immediately available funds to Contract Vendee subject to adjustment as provided herein.

                       (iii) At Closing, Assignee shall unconditionally be entitled to a credit in the amount of $400,000.00 (the "Credit") against the Assignment Price.

                (c) At and only upon the Closing, Assignee shall also pay to Seller the amount due Seller under the Sales Agreement on account of the Purchase Price but not to exceed Twenty Two Million Three Hundred Thousand ($22,300,000.00) Dollars and subject to adjustment as provided in the Sales Agreement, which Contract Vendee represents and warrants to Assignee is the Purchase Price.

                2.     INTENTIONALLY DELETED.

                3.     MATTERS TO WHICH THIS TRANSACTION IS SUBJECT

                Title to the Real Property and to the Personal Property shall be as set forth in Section 5 of the Sales Agreement. Contract Vendee represents and warrants to Assignee that it has not issued any notice of any defect, encumbrance or other title objection, and covenants that (a) it shall not issue any such notice without Assignee's prior consent, (b) will issue any such notice which Assignee so requests and (c) will exercise the options set forth in
Section 5(d) of the Sales Agreement as directed by Assignee.

                4.  REPRESENTATIONS AND WARRANTIES.

                (a) Contract Vendee for himself only, to induce Assignee to enter into this Assignment Agreement and to complete the Closing, makes the following representations and warranties to Assignee, which representations and warranties are true and correct as of the date of this Assignment Agreement, and shall be true and correct at and as of the Closing in all respects as though such representations and warranties were made both at and as of the date of this Assignment Agreement, and at and as of the Closing:

                       (i) annexed hereto as Exhibit "C" is a true, complete and correct copy of the Sales Agreement, which Sales Agreement has not been modified, changed or amended and which Sales Agreement represents the entire agreement between Contract Vendee and Seller with respect to the Premises;

                       (ii) to the best of Contract Vendee's actual knowledge, the Sales Agreement is in full force and effect, is a valid contract and is legally enforceable in accordance with its terms;

                       (iii) Contract Vendee has, to the best of his actual knowledge, heretofore timely performed and observed all of the duties, obligations, terms, covenants and conditions of the Sales Agreement on the its part to be performed or observed thereunder;

                       (iv) all representations contained in the Sales Agreement made by Contract Vendee, and to the best knowledge of Contract Vendee, made by Seller, are and continue to be true and correct;

                       (v) neither Seller nor Contract Vendee has declared a default under the Sales Agreement, and to the best of Contract Vendee's actual knowledge, no event has occurred or failed to occur which, but for the giving of notice or passage of time, or both, would constitute a default thereunder by either Seller or Contract Vendee;

                       (vi) Contract Vendee has not assigned, conveyed, encumbered, mortgaged, pledged or transferred all or any part of its interest in the Sales Agreement other than a certain prior Agreement to Form Partnership, as amended, entered into by Contract Vendee and Berwind Property Group, Inc. ("BPG") relating to the Premises and the Sales Agreement. BPG has consented to the execution, delivery and performance of this Assignment Agreement by Contact Vendee and that no further authorization from BPG is required to so perform. BPG agrees, represents and warrants, by its execution and delivery of this Assignment Agreement for the limited purpose of joining in this and the following paragraph, that it has not entered into any assignment or other agreement which, by its terms or in the performance thereof, would conflict with or result in a breach of this Assignment Agreement. Assignee agrees that based upon the foregoing, it will look solely to Contract Vendee for the performance of Contract Vendee's obligations, representations and warranties hereunder, and that BPG will have no obligations or liabilities with respect thereto. Nothing herein contained shall be deemed to modify or alter the respective rights and obligations of BPG and Contract Vendee under the terms of the BPG Agreement;

                       (vii) No person, firm, corporation or other entity has any right or option to acquire the Premises or any part thereof other than Assignee and BPG as set forth in the preceding paragraph;

                       (viii) Contract Vendee has delivered to Assignee true, correct and complete copies any and all material documents, instruments, agreements and other items in its possession with respect to the Premises, including without limitation the Tenant Leases, the Service Agreements, the Recorded Agreements, the Tenant Estoppel Certificates, any schedules, summaries and projections of tenant improvement costs and leasing commission obligations, tenant profiles and summaries and structural, engineering and environmental assessment reports in Contract Vendee's possession with respect to the Premises;

                       (ix) Contract Vendee has not received from Seller or any other party any notice of any litigation, insurance claim, personal injury, proceeding (zoning or otherwise) or governmental investigation pending or threatened against or relating to the Premises or the transaction contemplated by the Sales Agreement other than as set forth on Exhibit "D" annexed hereto; to the extent any matter is set forth on Exhibit "D";

                       (x) To the best of Contract Vendee's knowledge, the only leases, tenancies, licenses and other agreements for the use and occupancy of any portion of the Premises other than the Tenant Leases are those leases, tenancies, licenses and other agreements listed on Exhibit "E" (the "Additional Leases"), which Exhibit is a true, correct and complete list of Additional Leases; the representations and warranties of Seller with respect to the Tenant Leases set forth in Sections 8(b) through (m) of the Sales Agreement are hereby deemed repeated in their entirety in this Assignment Agreement by Contract Vendee with respect to the Additional Leases and Exhibit "E", and therefore all references in said Sections to Seller, Tenant Leases and Exhibit "G" are hereby deemed references to Contract Vendee, Additional Leases and Exhibit "E" respectively;

                       (xi) Annexed hereto as Exhibit "H" is a true, complete and correct schedule of the economic terms of the leases currently under negotiation by Seller or Contract Vendee with Principal Mutual Life Insurance Company ("Principal"), Barnett International ("Barnett") and Anixeter ("Anixeter");

                       (xii) Annexed hereto as Exhibit "F" is a true, complete and correct schedule of the leasing commission agreements for the Additional Leases;

                       (xiii) To the best of Contract Vendee's knowledge, there has been no material adverse change in the status of the Premises or any contracts or agreements relating thereto (including without limitation additional leases, renewals or amendments thereto, or additional service contracts) except for Additional Leases; and

                       (xiv) The execution and delivery of this Assignment Agreement and the performance by Contract Vendee of its obligations hereunder will not conflict with or result in a breach of any law, regulation or order, or any agreement or instrument to which Contract Vendee is a party or by which Contract Vendee is bound; and this Assignment Agreement and the documents to be delivered by Contract Vendee pursuant to this Assignment Agreement will each constitute the legal, valid and binding obligations of Contract Vendee, enforceable in accordance with their respective terms, covenants and conditions; and there are no claims, defenses (personal or otherwise) or offsets to the validity of or enforceability against Contract Vendee of this Assignment Agreement and the documents to be delivered pursuant hereto.

                (b) Assignee, to induce Contract Vendee to enter into this Assignment Agreement and to complete the Closing, hereby represents and warrants to Contract Vendee that the execution and delivery of this Assignment Agreement and the performance by Assignee of its obligations hereunder will not conflict with or result in a breach of any law, regulation or order, or any agreement or instrument to which Assignee is a party or by which Assignee is bound; and this Assignment Agreement and the documents to be delivered by Assignee pursuant to this Assignment Agreement will each constitute the legal, valid and binding obligations of Assignee, enforceable in accordance with their respective terms, covenants and conditions; and there are no claims, defenses (personal or otherwise) or offsets to the validity of or enforceability against Assignee of this Assignment Agreement and the documents to be delivered pursuant hereto. This representation and warranty is true and correct as of the date of this Assignment Agreement, and shall be true and correct at and as of the Closing in all respects as though such representation and warranty was made both at and as of the date of this Assignment Agreement, and at and as of the Closing.

                5.  COVENANTS.

                Contract Vendee hereby covenants and agrees that between the date hereof and the Closing, and with respect to the Closing, it shall perform and observe the following with respect to the Premises and the Sales Agreement:

                       (a) Contract Vendee shall continue to timely perform and observe all of the duties, obligations, terms, covenants and conditions of the Sales Agreement on its part to be performed or observed thereunder;

                       (b) Contract Vendee shall not modify, terminate, amend, cancel, surrender or, with the exception of this Assignment Agreement, make any agreement affecting the Sales Agreement without first obtaining Assignee's prior written consent, which consent shall not be unreasonably withheld or delayed;

                       (c) It shall not grant any consents or approvals with respect to the Premises and shall not enter into or caused to be entered into any agreements, leases, tenancies, licenses or contracts with respect to the Premises without first obtaining Assignee's prior written consent, which consent shall not be unreasonably withheld or delayed;

                       (d) It will use its reasonable efforts to cause Seller to operate and maintain the Premises in the ordinary course of business and use reasonable efforts to cause Seller to reasonably preserve for Assignee the relationships of tenants, suppliers, managers, employees and others having on-going relationships with the Premises, and use reasonable efforts to cause Seller to not defer taking actions or spending its funds, or otherwise manage the Premises differently, due to the pending sale of the Premises, except as specifically permitted in the Sales Agreement;

                       (e)  It  shall   forward   to   Assignee   all   notices,
communications, demands or requests received by Contract Vendee with respect to the Premises promptly after receipt;

                       (f) In the event Seller shall not consent to this Assignment Agreement on or before the earlier of the Closing hereunder or the Closing Date under the Sales Agreement, then at Assignee's request, Contract Vendee shall exercise its right to extend the Closing Date as provided in
Section 4(b) of the Sales Agreement. In connection therewith, Contract Vendee represents and warrants to Assignee that the Inspection Period expired April 22, 1996 and that the Closing Date under the Sales Agreement is June 21, 1996. If Assignee shall make said request, then it shall provide Contract Vendee with the $50,000.00 to be deposited by Contract Vendee in order to exercise such extension, and Assignee and Contract Vendee shall enter into a mutually acceptable letter agreement evidencing Assignee's sole right, title and interest in and to said amount and that if said amount is to be refunded to Contract Vendee in accordance with the Sales Agreement or otherwise, said amount shall be paid directly to Assignee;

                       (g) At least ten (10) days prior to the Closing, advise Seller that Contract Vendee has assigned the Sales Agreement to Assignee effective as of the Closing and use its best efforts to cause Seller to prepare and execute all documents, items and instruments to be delivered at Closing in the name and for the benefit of Assignee;

                       (h) Contract Vendee shall include Assignee and its agents in all aspects in the closing of the Sales Agreement, including by way of example and not limitation, closing documents and closing adjustments, provided that Closing under this Assignment Agreement occurs simultaneously with closing under this Sales Agreement;

                       (i) Contract Vendee shall cooperate in all respects with Assignee in connection with the acquisition by Assignee of the Premises; and

                       (j) If, as of the Closing Date, there shall occur any event giving rise to the making of an election under Section 14(b) of the Sales Agreement, then the following shall apply:

                               (i) so long as Assignee is nevertheless  prepared
to acquire the Premises if the condition can be satisfied by Seller, Contract Vendee shall not terminate its obligations under the Sales Agreement. In such event, if Seller consents to the assignment of the Sales Agreement to Assignee, Assignee shall be obligated to perform its obligations hereunder and Assignee shall have the sole right to make said election; if Seller does not so consent, the Closing hereunder shall be extended to the date Seller is obligated to close under the Sales Agreement and Contract Vendee and Assignee shall each perform their respective obligations hereunder. If Contract Vendee is prepared to waive said condition, then Assignee agrees to close hereunder or terminate this Assignment Agreement on or prior to June 2, 1996; and

                               (ii) if Assignee  is not  prepared to acquire the
Premises due to such condition, then this Agreement shall terminate, the Deposit shall be returned to Assignee, and the parties shall have no further obligations to the other except as shall specifically survive such termination as provided herein.

                6.  INTENTIONALLY DELETED.


                7.  ITEMS TO BE DELIVERED OR CAUSE TO BE DELIVERED BY
                             CONTRACT VENDEE ON THE CLOSING DATE

                On the Closing Date, Contract Vendee, at its sole cost and expense, will deliver or cause to be delivered to Assignee the following:

                       (a) All of the documents, items and instruments to be delivered by Seller under and pursuant to the Sales Agreement, provided, that Closing under this Assignment Agreement occurs simultaneously with the Closing under the Sales Agreement;

                       (b) Any documents reasonably required by Assignee or necessary in order to effectuate the transactions contemplated by this Assignment Agreement, including by way of example and not limitation, affidavits, assurances, acknowledgements, deeds, and transfer tax returns;

                       (c) The Assignment;

                       (d) An affidavit on account of Contract Vendee in the form of Schedule "N", FIRPTA Affidavit, to the Sales Agreement; and

                       (e) Any agreements contracts, reports, analysis, studies, leases, licenses, tenancies, material, documents and items with respect to the Premises which have not previously been delivered to Assignee.

                8.     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                                 AND OBLIGATIONS

                The representations, warranties and obligations of Contract Vendee set forth in Sections 4(a) (i), (vi) and (vii) shall remain in effect for a period of one (1) year following the Closing and thereafter if Assignee shall have given to Contract Vendee notice of a breach thereof within one (1) year period.

                9.     OBLIGATIONS WITH RESPECT TO SALES AGREEMENT.

                Contract Vendee and Assignee hereby agree as to the following with respect to certain of the obligations of Contract Vendee under the Sales Agreement and this Assignment Agreement:

                       (a) Assignee shall pay an amount which is equal to the amount Contract Vendee is obligated to pay pursuant to Section 7(d) of the Sales Agreement less $50,000.00, and one-half (1/2) of all realty transfer, recordation and documentary fees, stamps and taxes imposed on an amount equal to the Assignment Price less the Credit. Contract Vendee shall pay the $50,000.00 balance of the amount it is obligated to pay pursuant to Section 7(d) of the Sales Agreement, and one-half (1/2) of all realty transfer, recordation and documentary fees, stamps and taxes imposed on an amount equal to the Assignment Price less the Credit, plus 100% of all realty transfer, recordation and documentary fees, stamps and taxes imposed on the Credit. Contract Vendee's tax obligation attributable to the Assignment Price shall be held in escrow by Pryor, Cashman, Sherman & Flynn ("PCS&F") pending a final determination by the Pennsylvania Supreme Court regarding taxes of this type. If it is finally determined that said tax is due, then such amount shall be promptly paid to the appropriate taxing authority; if it is determined that no such tax is due, then such amount shall be promptly returned to Contract Vendee;

                       (b) Any claims arising out of Contract Vendee's entry upon the Premises shall be the responsibility of Contract Vendee, and any claims arising out of Assignee's entry upon the Premises shall be the responsibility of Assignee;

                       (c) Contract Vendee shall be obligated to make the payments required of it pursuant to Section 17 of the Sales Agreement; and

                       (d) Contract Vendee shall be obligated to make all payments due on account of leasing commissions and costs for tenant improvements for the Additional Leases and the New Leases (as defined below), or to the extent applicable as provided in Section 12 herein, Alternative Leases (as defined below). Assignee shall be obligated to pay leasing commissions pursuant to the commissions scheduled on Exhibit "G" annexed hereto for renewals or expansions of Tenant Leases and leasing commissions for renewals or expansions pursuant to the commissions scheduled on Exhibit "F" annexed hereto with respect to Additional Leases and New Leases, or to the extent applicable, Alternative Leases.

                10.    TITLE.

                Notwithstanding anything to the contrary contained in the Sales Agreement, title to the Premises shall be insured by First American Title Insurance Company of New York or such other title company selected by Assignee which is licensed in the State of Pennsylvania (the "Title Company"). Assignee has procured a report of title from the Title Company, and instructed the Title Company to forward same to counsel for Contract Vendee. If title to the Premises is not conveyed to Assignee pursuant to the Sales Agreement and this Assignment Agreement as a result of any act of Contract Vendee, Contract Vendee shall be responsible for all title fees, survey expenses and search charges of the Title Company. In all other events, Assignee shall be responsible for the premiums, costs and expenses of the Title Company. Contract Vendee shall be responsible for the costs and expenses of Certified Abstract Co., Inc. as long as Certified Abstract Co., Inc does not provide title hereunder.

                11.    CONDITIONS PRECEDENT TO ASSIGNEE'S OBLIGATIONS.

                The obligations of Assignee to accept the Assignment, to acquire the Premises and to perform the other covenants and obligations to be performed by Assignee on the Closing shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Assignee):

                       (a) The representations and warranties made by Seller in the Sales Agreement and Contract Vendee in this Assignment Agreement shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made on and as of the Closing, except that for purposes of this paragraph (a), the representations and warranties of Contract Vendee shall be without regard to any knowledge standard of Contract Vendee.

                       (b) Seller and Contract Vendee, respectively, shall have performed all covenants and obligations undertaken by Seller in Section 10 of the Sales Agreement and Contract Vendee in Section 5 of this Assignment Agreement in all respects and complied with all conditions required by the Sales Agreement and this Assignment Agreement to be performed or complied with by it on or before the Closing.

                       (c) The satisfaction by Seller of its obligations as set forth in Section 14(a) of the Sales Agreement shall be subject to Assignee's approval.

                       (d) The Title Company is prepared to issue to Assignee a Title Policy meeting the requirements set forth in Section 5 of the Sales Agreement subject only to the payment of the premium therefore by Assignee.

                       (e) Seller and Contract Vendee, respectively, shall have delivered to Assignee all of the documents enumerated in Section 15 of the Sales Agreement and Section 7 of this Assignment Agreement.

                12.    NEW LEASE OBLIGATIONS.

                Contract Vendee is currently negotiating leases with Barnett, Anixeter and Principal for vacant space at the Premises. As a condition to Closing hereunder, Contract Vendee hereby agrees as follows:

                       (a) (i) A portion of the Assignment Price in the aggregate amount of 110% of the tenant improvement allowances (the "Tenant Improvement Fund") granted under the New Leases set forth on Exhibit "I" (the "New Leases"), 100% of the brokerage commissions relating to the New Leases (the "Brokerage Fund") set forth on Exhibit "I" and 100% of a full year's annual fixed rent under each New Lease set forth on Exhibit "I" (the "Annual Rent Fund") be remitted directly to PCS&F and held by PCS&F who shall act jointly with Adelman Lavine Gold and Levin as escrow agent pursuant to the terms of an escrow agreement (the "Escrow Agreement") to be agreed upon between the parties hereto and reflecting the provisions of this Section 12. Interest on said account, and on account of the escrow for transfer taxes, shall be paid to Contract Vendee.

                          (ii) Upon the full  execution and delivery of each New
Lease by Contract  Vendee,  PCS&F shall  disburse the escrowed funds as follows:
(x) for tenant improvement costs, on a progress basis out of the Tenant Improvement Fund pursuant to invoices submitted by the general contractor provided (i) the work is performed in accordance with the applicable New Lease,
(ii) lien waivers are delivered by the appropriate subcontractors and (iii) Contract Vendee delivers a certificate prior to each disbursement warranting that the balance of the Tenant Improvement Fund allocable to said New Lease, after such payment, will be sufficient to complete the tenant improvements under such New Lease; (y) for brokerage commissions, the amount then due pursuant to the applicable brokerage agreements against invoices submitted by the brokers thereunder, and (z) to Contract Vendee, an amount equal to 80% of the Annual Rent Fund related to such New Lease, unless (i) such New Lease permits the tenant to terminate the lease as a result of Landlord's failure to complete the tenant improvements by a date certain or (ii) such New Lease is executed and delivered less than thirty (30) days prior to the rent commencement date set forth in Exhibit "H", in which event the total Annual Rent Fund shall remain in escrow until the balance thereof is otherwise to be released to Contract Vendee as provided in (iii) below. Notwithstanding anything to the contrary contained in this subsection 12(a)(ii), if the New Lease(s) are executed and delivered to Assignee but Contract Vendee or its affiliate, acting as general contractor, has failed to commence or diligently continue working on the tenant improvements under such New Lease, Assignee shall have the right to perform the tenant improvement work required under the New Lease and utilize the Tenant Improvement Fund for such purpose.

                          (iii)  If  the  tenant  under  a New  Lease  fails  to
commence paying rent by the date set forth on Exhibit "H" as a result of Contract Vendee failing to complete timely the tenant improvements, Assignee may draw down and retain on a monthly basis the balance of the Annual Rent Fund, to pay monthly rent until such time as tenant's obligations to pay rent commences. Thereafter, the balance of the allocable Annual Rent Fund shall be paid to Contract Vendee. If the tenant under a New Lease is obligated to commence paying rent by said date, the balance of the allocable Annual Rent Fund shall be paid to Contract Vendee.

                          (iv) Assignee  hereby  consents to Contract  Vendee or
its affiliated construction entity performing the tenant improvements on account of the New Leases. If Contract Vendee or its affiliated construction entity shall not perform said work, then Assignee shall have the right to select the contractor therefor.

                          (v)  Contract  Vendee  shall  have the right to submit
requisitions every fourteen (14) days, and PCS&F shall expedite payment on account of said requisition by wire transfer to Contract Vendee as expeditiously as possible.

                       (b) In the event that one or more of the New Leases are not executed and delivered to Assignee at Closing, then in substitution thereof, Contract Vendee shall have the nonexclusive right to pursue an alternative lease (an "Alternative Lease") for each New Lease not so executed and delivered. Provided the following conditions are met:

                          (i) the economic term of the  Alternative  Lease shall
be equal to or more favorable than those set forth in Exhibit "H" for the corresponding space, including, at Contract Vendee's election, the payment to Assignee of the monies held in the Annual Rent Fund;

                          (ii) the  creditworthiness  of the  tenant  under  the
Alternative Lease shall be equal to or more favorable than the average of the creditworthiness of the balance of the tenants at the Premises;

                          (iii) the Alternative Lease is on a form, and contains
terms and conditions, reasonably acceptable to Assignee and Contract Vendee and shall be comparable to the leases in the marketplace for such tenants;

                          (iv) the tenant under the Alternative  Lease is a bona
fide third party and has executed the Alternative Lease; and

                          (v)  Assignee  has not entered  into leases for any of
such space,

then the terms and conditions set forth in Section 12(a) applicable to New Leases shall apply to the Alternative Lease(s). In addition, Contract Vendee's obligations with respect to such Alternative Lease shall be deemed satisfied, whether or not Assignee shall enter into said Alternative Lease.

                       (c) In the event that one or more of the New Lease(s) are not delivered at Closing and Assignee secures alternative tenants for the unleased space, Assignee may use the Tenant Improvement Fund and the Brokerage Fund for their intended purposes but on account of the leases so procured by Assignee, and shall be entitled to monthly payments, commencing on the dates set forth in Exhibit "H", from the Annual Rent Fund in the monthly amounts set forth on Exhibit "I" until the tenant(s) so procured by Assignee commence rental payments on a regular basis. On such date, any amounts remaining in escrow for said space shall be released to Contract Vendee. Assignee agrees not to exercise the rights in this paragraph (c) for a period of four (4) months following the Closing hereunder.

                13.  CLOSING.

                The closing under this Assignment Agreement shall take place on or about May 2, 1996 (the "Closing"), at the time and location specified in the Sales Agreement, unless extended in accordance with this Assignment Agreement. This transaction shall be consummated simultaneously with the transaction covered by the Sales Agreement. The Premises shall be conveyed directly from the Seller to Assignee at the Closing so as to vest title to the Premises in the Assignee pursuant to the terms of the Sales Agreement.

                14. BROKER

                Contract Vendee and Assignee represent that they have not dealt with any brokers, co- brokers, consultants, finders or salesmen except Jackson Cross Co. (the "Broker") in connection with this Assignment Agreement, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which they may sustain, incur or be exposed to by reason of any claim for fees or commissions by any party acting by, through or under the indemnitor. The commission payable to Broker shall be paid by Contract Vendee. This Section 14 shall survive the Closing or earlier termination of this Assignment Agreement.

                15.  REMEDIES.

                       (a) In the event Assignee fails to perform on the Closing, Assignee's sole liability and Contract Vendee's sole recourse shall be limited to the amount of the Deposit. Contract Vendee agrees that retention of the Deposit constitutes fixed and liquidated damages resulting from Assignee's default, and Contract Vendee waives any other claim, at law or in equity, either against Assignee or against any person, known or unknown, disclosed or undisclosed.

                       (b) (i) If, after complying with the terms of this Assignment Agreement, Contract Vendee shall be unable to perform in accordance with the terms of this Assignment Agreement, Contract Vendee shall direct the Escrow Agent to refund to Assignee the Deposit, whereupon this Assignment Agreement shall be deemed cancelled and the parties hereto shall be released of all obligations and liabilities under this Assignment Agreement, except those that are expressly stated to survive the cancellation or termination of this Assignment Agreement.

                          (ii) In the event of any default on the part of Seller
or Contract Vendee, or Seller's or Contract Vendee's failure to comply with any representation, warranty or agreement in the Sales Agreement or herein, respectively, which Contract Vendee has failed to cure within ten (10) days after receipt of written notice from Assignee of such default, Assignee shall be entitled to (a) terminate this Assignment Agreement upon notice to Contract Vendee, in which event the Deposit shall be returned by Escrow Agent to Assignee and neither party shall thereafter have any further obligations under this Assignment Agreement, (b) commence an action against Seller, Contract Vendee or both seeking specific performance of Seller's and Contract Vendee's obligations under the Sales Agreement and this Assignment Agreement, respectively or (c) in the event of a willful default by Seller under the Sales Agreement, Contract Vendee under the Assignment Agreement, or both, Assignee may pursue any and all of its remedies at law or in equity or any combination thereof against the defaulting party.

                16. ESCROW AGREEMENT

                The parties agree that the Deposit shall be held by the Escrow Agent in escrow and disposed of only in accordance with the provisions of this
Section 16. The parties agree that if the Deposit is cash, such cash shall be invested in an assignable interest-bearing certificate of deposit, money market fund, treasury bill or other similar security approved by Contract Vendee and Assignee, and all interest accruing thereon shall be paid to Assignee, except as otherwise provided herein.

                       (a) The Escrow Agent will deliver the Deposit to Contract Vendee or to Assignee, as the case may be, under the following conditions:

                       (i) To Contract Vendee at Closing;

                       (ii) To Contract Vendee upon receipt of written demand therefor, such demand stating that Assignee has defaulted in the performance of this Assignment Agreement and specifically setting forth the facts and circumstances underlying such default. The Escrow Agent shall not honor such demand until more than five (5) days have elapsed after receipt of such demand by Contract Vendee or Assignee after transmittal by the Escrow Agent, as the case may be, nor thereafter if the Escrow Agent shall have received written notice of objection from Assignee in accordance with the provisions of clause
(b) of this Section 16; or

                       (iii)  To  Assignee   upon  receipt  of  written   demand
therefor, such demand stating that this agreement has been terminated in accordance with the provisions hereof, or Contract Vendee has defaulted in the performance of this Assignment Agreement, and specifically setting forth the facts and circumstances underlying the same. The Escrow Agent shall not honor such demand until more than five (5) days have elapsed after receipt of such demand to Contract Vendee or Assignee after transmittal by Escrow Agent, as the case may be, nor thereafter, if the Escrow Agent shall have received written notice of objection from the other party in accordance with the provisions of clause (b) of this Section 16.

                       (b) Upon the filing of a written demand for the Deposit by Assignee or Contract Vendee, pursuant to subclause (ii) or (iii) of clause
(a) of this Section 16, the Escrow Agent shall promptly mail a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by filing written notice of such objection with the Escrow Agent at any time within five (5) days after receipt of such copy, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, the Escrow Agent shall promptly mail a copy thereof to the party who filed the written demand.

                       (c) In the event the Escrow Agent shall have received the notice of objection provided for in clause (b) above and within the time therein prescribed, the Escrow Agent shall continue to hold the Deposit until (i) the Escrow Agent receives written notice from Contract Vendee and Assignee directing the disbursement of said Deposit, in which case, the Escrow Agent shall then disburse said Deposit in accordance with said direction, or (ii) in the event of litigation between Contract Vendee and Assignee, the Escrow Agent shall deliver the Deposit to the Clerk of the Court in which said litigation is pending, or
(iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, in the Escrow Agent's reasonable opinion, elect in order to terminate the Escrow Agent's duties including, but not limited to, depositing the Deposit with the Court and bringing an action for interpleader, the costs thereof to be borne by whichever of Contract Vendee or Assignee is the losing party.

                       (d) The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed and presented by the proper person and it shall not be liable in connection with the performance of any duties imposed upon the Escrow Agent by the provisions of this Agreement, except for damage caused by the Escrow Agent's own negligence or willful default. The Escrow Agent shall have no duties or responsibilities except those set forth herein. The Escrow Agent shall not be bound by any modification of this agreement, unless the same is in writing and signed by Assignee and Contract Vendee, and, if the Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. In the event that the Escrow Agent shall be uncertain as to the Escrow Agent's duties or rights hereunder, or shall receive instructions from Assignee or Contract Vendee which, in the Escrow Agent's opinion, are in conflict with any of the provisions hereof, the Escrow Agent shall be entitled to hold and apply the Deposit pursuant to clause (c) above and may decline to take any other action. The Escrow Agent shall not charge a fee for its services as escrow agent.

                17.  NOTICE

                All notices, demands, requests, or other writings in this agreement provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other or by Escrow Agent, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

If to Assignee:                   Cal-Tree Realty Associates L.P.
                                  c/o Cali Realty Acquisition Corporation
                                  11 Commercial Drive
                                  Cranford, New Jersey  07016
                                  Attn: John J. Cali and Roger W. Thomas, Esq.
                                  (908) 272-8000 (tele.)
                                  (908) 272-6755 (fax)

with a copy to:                   Andrew S. Levine, Esq.
                                  Pryor, Cashman, Sherman & Flynn
                                  410 Park Avenue
                                  New York, New York  10022
                                  (212) 326-0414 (tele.)
                                  (212) 326-0806 (fax)

If to Contract Vendee:            J. Brian O'Neill
                                  443 South Gulph Road
                                  King of Prussia, Pennsylvania  19406
                                  (610) 962-5101 (tele.)
                                  (610) 962-5108 (fax)

with a copy to:                   Kevin W. Walsh, Esq.
                                  Adelman Lavine Gold and Levin
                                  Suite 1900
                                  Two Penn Center Plaza
                                  Philadelphia, Pennsylvania  19102
                                  (215) 568-7515 (tele.)
                                  (215) 557-7922 (fax)

If to Escrow Agent:               First American Title Insurance Company
                                  228 East 45th Street
                                  New York, New York 10017
                                  Attention: Escrow Department
                                  (212) 922-9700 (tele.)
                                  (212) 922-0881 (fax)

or to such other address as either party may from time to time designate by written notice to the other or to the Escrow Agent. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 4:00 p.m. on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send verification on its machines and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such Notices shall be deemed given by Assignee or Contract Vendee, as the case may be, for all purposes hereunder.

                18.    MISCELLANEOUS

                       (a) If any instrument or deposit is reasonably necessary in order to obviate a defect in or objection or exception to title, the following shall apply: (i) any such instrument shall be in such form and shall contain such terms and conditions as may be reasonably required by the Title Company to omit any defect, objection or exception to title, (ii) any such deposit shall be made with the title company, and (iii) Contract Vendee agrees to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any such instrument and to make any such deposit.

                       (b) This Assignment Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties.

                       (c) This Assignment Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by the party to be charged.

                       (d) This Assignment Agreement shall be interpreted and governed by the laws of the Commonwealth of Pennsylvania and shall be binding upon the parties hereto and their respective successors and assigns.

                       (e) Whenever in this Assignment Agreement there is a provision for the return of the Deposit, the provision shall be deemed to include all interest earned thereon and paid to Assignee.

                       (f) The caption headings in this Assignment Agreement are for convenience only and are not intended to be part of this agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

                       (g) If any term, covenant or condition of this agreement is held to be invalid, illegal or unenforceable in any respect, this agreement shall be construed without such provision.

                       (h) Each party shall, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this agreement. Nothing contained in this Assignment Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between Contract Vendee and Assignee. This Assignment Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Contract Vendee, Assignee or the party whose counsel drafted this agreement.

                       (i) This Assignment Agreement shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. This Assignment Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single agreement.

                       (j) This Assignment Agreement shall not create any rights in any third parties against Assignee not otherwise heretofore in existence.

                IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

               CONTRACT VENDEE:

                BRYEMERE, L.P.

                          By:   Bryemere Estate Planning and Construction, Inc.


                                 By: _____/s/____________________________
                                       Name: J. Brian O'Neill
                                       Title:



                          ASSIGNEE:

                          CAL-TREE REALTY ASSOCIATES L.P.

                          By:   Cali Sub VIII, Inc.


                          By:   /s/
                              Name: Roger W. Thomas
                              Title: Vice President - General Counsel


ACKNOWLEDGED FOR JOINDER PURPOSES
AS TO SECTIONS 4(a)(vi) and 4(a)(vii) ONLY:

BERWIND PROPERTY GROUP, INC.


By:   /s/
     Name: Stephen M. Spaeder
     Title: Vice President




ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY


By:
     Name:
     Title:

LIST OF EXHIBITS

   Exhibit "A"  -  Property Description

   Exhibit "B"  -  Form of Assignment of Sale and Purchase Agreement, as amended

   Exhibit "C"  -  Sale and Purchase Agreement, as amended

   Exhibit "D"  -  Schedule of Litigation/Proceedings

   Exhibit "E"  -  Additional Leases

   Exhibit "F"  -  Schedule of Leasing Commissions for Renewals or Expansions
                       of Additional Leases

   Exhibit "G"  -  Schedule of Leasing Commissions for Renewals or Expansions of
                      Tenant Leases

   Exhibit "H" -  Economic Terms of the New Leases

   Exhibit "I" -  Tenant Improvements, Brokerage Commissions and Annual
                     Rent under the New Leases

                                   EXHIBIT "A"

                             (Property Description)

                                   EXHIBIT "B"

         (Form of Assignment of Sale and Purchase Agreement, as amended)

                         ASSIGNMENT OF CONTRACT OF SALE

                THIS ASSIGNMENT OF CONTRACT OF SALE (the "Assignment") dated this ___ day of April, 1996, made by J. BRIAN O'NEILL, having an address c/o 443 South Gulph Road, King of Prussia, PA 19406 ("Assignor").

                FOR AND IN  CONSIDERATION of Ten ($10.00) Dollars and other good and valuable consideration paid by CAL-TREE REALTY ASSOCIATES L.P., a Pennsylvania limited partnership having an address c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("Assignee") to Assignor, receipt of which is acknowledged, Assignor hereby assigns, sets over and transfers unto Assignee all of its right, title and interest in and to that certain Agreement of Sale and Purchase dated as of February 28, 1996, as amended by that certain Amendment to Agreement of Sale and Purchase dated April ___, 1996 (collectively, the "Agreement") made by and between Adwin Realty Company, as seller, and Assignor, as purchaser, pursuant to which Assignor agreed to acquire certain real property located at 1400 North Providence Road, Media, Pennsylvania (as more particularly described in the Agreement).

                TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever from and after the effective date of this Assignment.

                IN WITNESS WHEREOF, Assignor has executed this Assignment the day and year first above written.




                                              --------------------------
                                              J. Brain O'Neill

                                   EXHIBIT "C"

                  (Agreement of Sale and Purchase, as amended)

                                   EXHIBIT "D"

                      (Schedule of Litigation/Proceedings)


                                      None

                                   EXHIBIT "E"

                               (Additional Leases)

                                   EXHIBIT "F"

                (Schedule of Leasing Commissions for Renewals or
                        Expansions of Additional Leases)

                                   EXHIBIT "G"

  (Schedule of Leasing Commissions for Renewals or Expansions of Tenant Leases)

                                   EXHIBIT "H"

                       (Economic Terms of the New Leases)

                                   EXHIBIT "I"

  (Tenant Improvements, Brokerage Commissions and Annual Rent under New Leases)